Consent of KPMG LLP



The Board of Directors
German American Bancorp:

We consent to the inclusion in the December 31, 2000 Annual Report on Form 10-K of German American Bancorp of our report dated July 23, 1998 (except as to note 17, which is as of August 6, 1998) relating to the consolidated statements of earnings, stockholders' equity and cash flows of 1ST BANCORP and subsidiaries for the year ended June 30, 1998.

We also consent to the incorporation by reference in the registration statements of German American Bancorp on Form S-3 (File No. 33-92202 and 333-35650) and Form S-8 (File No. 333-80605, 333-81837, and 333-81839) of our report dated July 23, 1998 (except for note 17, which is as of August 6, 1998), relating to the consolidated statements of earnings, shareholders' equity and cash flows of 1ST BANCORP and subsidiaries for the year ended June 30, 1998, which report appears in the December 31, 2000 annual report on Form 10-K of German American Bancorp.


/s/ KPMG LLP
KPMG LLP
Indianapolis, Indiana
March 22, 2001